EXHIBIT 24
                             POWER OF ATTORNEY

Each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, of Wolverine World Wide, Inc., does hereby appoint GEOFFREY B. BLOOM, STEPHEN L. GULIS, JR., and BLAKE W. KRUEGER, and any of them severally, his or her true and lawful attorney or attorneys with full power of substitution to execute in his or her name, in his or her capacity as a director or officer, or both, as the case may be, of Wolverine World Wide, Inc., a Form S-8 Registration Statement of Wolverine World Wide, Inc. with respect to the issuance of up to 750,000 shares of its Common Stock, $1.00 par value, to be offered in connection with the Wolverine World Wide, Inc. 1995 Stock Incentive Plan, any and all amendments to such Registration Statement and post-effective amendments thereto, and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission. Each of such attorneys shall have full power and authority to do and to perform in the name and on behalf of each of the undersigned, in any and all capacities, every act, whatsoever requisite or necessary to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of such attorneys and each of them.

     Signature                   Title                           Date

/s/ Geoffrey B. Bloom       President, Chief                October 5,1995
Geoffrey B. Bloom           Executive Officer and
                            Director (Principal
                            Executive Officer)

/s/ Daniel T. Carroll       Director                        October 5, 1995
Daniel T. Carroll

/s/ Thomas D. Gleason       Director                        October 5, 1995
Thomas D. Gleason

/s/ Alberto L. Grimoldi     Director                        October 5, 1995
Alberto L. Grimoldi

/s/ David T. Kollat         Director                        October 5, 1995
David T. Kollat

/s/ Phillip D. Matthews     Chairman of the                 October 5, 1995
Phillip D. Matthews         Board and Director

/s/ David P. Mehney         Director                        October 5, 1995
David P. Mehney

/s/ Stuart J. Northrop      Director                        October 5, 1995
Stuart J. Northrop

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/s/ Timothy J. O'Donovan    Executive Vice President        October 5, 1995
Timothy J. O'Donovan        and Director

/s/ Joseph A. Parini        Director                        October 5, 1995
Joseph A. Parini

/s/ Joan Parker             Director                        October 5, 1995
Joan Parker

/s/ Elizabeth A. Sanders    Director                        October 5, 1995
Elizabeth A. Sanders

/s/ Stephen L. Gulis, Jr.   Vice President and              October 5, 1995
Stephen L. Gulis, Jr.       Chief Financial Officer
                            (Principal Financial and
                            Accounting Officer)


































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